AUTHORIZED PARTICIPANT AGREEMENT

Fidelity Trusts

This Authorized Participant Agreement (the “Agreement”) is entered into between Fidelity Distributors Company LLC (the “Distributor”) and [________________________] (the “Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”).  The Distributor, the Participant and the Transfer Agent acknowledge and agree that each of the trusts set forth in Attachment C attached hereto, as may be amended from time to time, (each, a “Trust” and collectively, the “Trusts”) and each series or class of shares of each series thereof structured as an exchange-traded fund or share class, currently utilizing the Transfer Agent named in this Agreement (each, a “Fund” and collectively, the “Funds”) shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein.  Capitalized terms used but not defined herein are defined in the current prospectus for each Fund (together with the Statement of Additional Information (“SAI”) incorporated therein, the “Prospectus”).

The Distributor acts as principal underwriter of the Trusts in connection with the sale and distribution of shares of beneficial interest of each Fund (the “Shares”).  The Distributor may designate others, including affiliates or its agents, to perform certain functions in this agreement. The Trusts have appointed the Transfer Agent to provide certain order-taking functions relating to the ETF shares.  The Transfer Agent serves as the transfer agent of the Shares.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

In consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1.

STATUS OF PARTICIPANT

a.

Clearing Status

The Participant represents, covenants and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the creation or redemption of Creation Units, (i) through the CNS Clearing Process, because it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”).  The Participant clears through NSCC numbers [____________] (CNS) and [____________] (DTC).

The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the procedures described in Annex I hereto.  Any change in the foregoing status of the Participant shall terminate this Agreement.  The Participant shall give prompt notice of any such change to the Distributor, the Transfer Agent and each Fund’s investment adviser (the “Adviser”).

a.

Broker-Dealer Status

The Participant represents, covenants and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions  in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules) and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

b.

Foreign Status

If the Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, and the Participant is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and to conduct its business in accordance with the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

c.

Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws, rules and regulations.  For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point.  The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act.  Neither the Distributor nor the Transfer Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.  The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

1.

EXECUTION OF ORDERS

All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the current version of the Prospectus, which shall be provided or made available to the

Participant and the Transfer Agent by the Trust and Distributor, and where applicable, the procedures described in Annex I to this Agreement.  In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use.  The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.  In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

With respect to any order for the purchase of Creation Units (“Purchase Order”), the Trust acknowledges and agrees to return to the Participant, or to any party for which it is acting, any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Instruments or Deposit Securities, collectively referred to herein as “Deposit Securities” that are transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

With respect to any order for the redemption of Creation Units (“Redemption Order”), the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that: (i) the Participant will use its best efforts to return to the Trust any dividend, interest, distribution or other corporate action paid to it or the party for which it is acting in respect of Redemption Instruments or Fund Securities, collectively referred to herein as “Fund Securities” that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should have been paid to the Trust, and (ii) the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should be paid to the Trust. The Participant acknowledges and agrees that it may not cancel a Purchase Order or a Redemption Order after it is placed.

Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts, as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Transfer Agent for purchases and redemptions.  The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

1.

DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS

Each Fund will make available each day the Fund is open through the Distributor and/or the Transfer Agent the names and the required number of Shares of each Deposit Security in a Creation Unit, as well as information regarding the cash component, cash amount, or the cash deposit, collectively referred to herein as “Cash Component” or “Cash Deposit”, as applicable.  The Participant understands that a Creation Unit will not be issued until the requisite number of Shares of each Deposit Security and the Cash Component, or the Cash Deposit, as applicable, as well as applicable Transaction Fees (as discussed below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

1.

ROLE OF PARTICIPANT

a.

Not Acting as Agent

The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any transaction or in any respect to act as agent of the Trust, the Distributor, or the Transfer Agent.  The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or the Trust’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

a.

Obligations as DTC Participant

The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

a.

 Delivery of Shareholder Information

The Participant agrees that subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor and/or Transfer Agent in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations.  The Participant shall undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.  The Participant will be responsible for providing Prospectuses in connection with sales of Shares in the secondary market, as required by applicable laws, rules and regulations.

a.

Proprietary Information

Neither the Distributor nor any of its affiliates shall use the names, addresses and other information concerning the Participant’s customers for any purpose except in connection with the performance of its duties and responsibilities hereunder and except for servicing and informational mailings described in this Section 4, or as may otherwise be permitted by applicable laws, rules and regulations.

a.

Maintenance of Records

The Participant agrees to maintain records of all sales of Shares made by or through it, in a manner consistent with applicable laws, rules and regulations, and to furnish copies of such records to the Trust or the Distributor promptly upon request.

a.

Agent for Proxy

The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”).  To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares.  The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund on any matter submitted to a vote of the shareholders of such Fund.  The Distributor, as attorney and proxy for the Participant  hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys.  The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

a.

Privacy

The Participant affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable laws, rules and regulations.

a.

 Anti-Money Laundering

The Participant represents that it has and will continue to have throughout the term of this Agreement written policies, procedures and internal controls (“AML Program”) reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, now or hereafter in effect, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, as the same may be in effect from time to time, which is hereby confirmed with the placement of any order.  The Participant represents that its AML Program will be maintained in substantial conformity with the foregoing provisions throughout the term of this Agreement.

1.

PARTICIPANT REPRESENTATIONS

a.

Representations Concerning a Fund

The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or sales literature furnished to the Participant by the Trust or the Distributor, or any such materials permitted by clause (b) of this Section.

a.

Marketing Materials

The Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will only make representations concerning the Shares that are consistent with the then current Prospectus or any promotional materials or sales literature furnished to the Participant by the Distributor or the Trust.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials that are prepared and used for the Participant’s internal use only, or brokerage communications that are prepared by the Participant in the normal course of its business, consistent with the Prospectus, and in accordance with applicable laws, rules and regulations) (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Trust or the Distributor, or are

otherwise consistent with the Prospectus, have been approved by the Distributor in writing prior to use, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules).  The Participant shall file all such Marketing Materials that it prepares with FINRA, as required by applicable laws, rules or regulations.

a.

Advertisements Describing Purchase/Sale of Creation Units

The Participant understands that: (i) neither the Trust nor any Fund may be advertised or marketed as an “open-end investment company” or a “mutual fund,” and (ii) all Marketing Materials  and the Prospectus will prominently disclose the required disclosures found in the relevant exemptive relief or Rule 6c-11 of the Investment Company Act of 1940.

a.

Preparation and Circulation of Research Reports

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to the Shares, provided that, such materials comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) and other applicable laws, rules and regulations. Such materials must be consistent with the Prospectus or other materials previously furnished by the Trust or the Distributor or be approved by the Distributor in writing prior to use, and clearly indicate that such materials are prepared and distributed by the Participant.

1.

SUB-CUSTODIAN ACCOUNT

The Participant understands and agrees that, in the case of each Fund that invests in international securities (each, a “Global Fund”), the Trust has caused The Bank of New York Mellon, acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable sub-custodian (“Sub-Custodian”) for such Fund, an account in the relevant foreign jurisdiction, to which the Participant shall deliver or cause to be delivered, in connection with the purchase of a Creation Unit, on behalf of itself or any party for which it is acting (whether or not a customer), the securities not subject to settlement in the United States, with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

1.

TITLE TO SECURITIES – RESTRICTED SECURITIES

The Participant represents on behalf of itself and any party for which it acts that Deposit Securities delivered to the Custodian and/or any relevant Sub-Custodian in connection with a Fund Deposit will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the Securities Act, and at the time of delivery to the Custodian and/or any relevant Sub-Custodian in accordance with the terms of the Prospectus, will provide good and unencumbered title to such Deposit Securities to the Trust and be free and clear of all liens, restrictions, charges and encumbrances, and will not be subject to any adverse claims, including without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares, or (ii) any provision of the Securities Act and regulations thereunder (except that portfolio securities of issuers other than U.S.

issuers shall not be required to have been registered under the Securities Act if exempt from such registration) or of the applicable securities laws, rules or regulations of any other applicable jurisdiction.

1.

PAYMENT OF CERTAIN FEES AND TAXES

a.

Transaction Fees

In connection with the creation or redemption of Creation Units, the Participant agrees to pay the Transaction Fee, if any, prescribed in the Prospectus applicable to creations or redemptions.  Transaction Fees, which may be waived or otherwise adjusted from time to time, will differ for each Fund, depending on the transaction expenses related to each Fund’s portfolio instruments.  The Participant will receive a Prospectus that contains complete disclosure about Transaction Fees, including the maximum amount of the Transaction Fee charged by a Fund.  The method of calculating the Transaction Fees will be fully disclosed in the SAI.  Variations in the Transaction Fee may be imposed in the sole discretion of the Trust from time to time, as disclosed in the Prospectus, and the method of determining such variations will be disclosed in the SAI.

a.

Tax Liability

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust, the Distributor or their agents are required by law to pay any such tax or charge, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

1.

AUTHORIZED PERSONS

a.

Certification

Concurrently with the execution of this Agreement, the Participant shall deliver to the  Distributor, the Adviser, the Transfer Agent, and the Trust a certificate in a form  attached as Attachment A-1 to this Agreement, duly certified as appropriate by its secretary or other duly authorized person that sets forth the names, titles, signatures,  email addresses, and telephone and facsimile numbers of all persons authorized to give instructions relating to the activities contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”).  Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor, the Transfer Agent and the Trust of a superseding or amended certificate or if earlier, until termination of this Agreement.  After such certificate is accepted by the Distributor, the Transfer Agent and the Trust, the Participant may authorize additional Authorized Persons to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the Distributor, the Transfer Agent, and the Trust an addendum to the certificate described above in a form attached as Attachment A-2 to this Agreement.

a.

PIN Numbers

The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated.  The PIN Number shall be kept confidential and provided to Authorized Persons and the Distributor only.  If for some reason, an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued, and the Participant or Authorized Person and the Transfer Agent shall notify the Distributor.

The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent.  Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant, the Distributor, the Transfer Agent and the Trust.  The Transfer Agent will promptly provide the Distributor with all newly issued PIN Numbers and promptly notify the Distributor of any changes to PIN Numbers, including deactivation of any PIN Number.

a.

Termination of Authority

Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Adviser, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s PIN Number. The Transfer Agent shall promptly deactivate the PIN Number of such Authorized Person upon receipt of the written notice and notify the Distributor.

a.

 Verification

The Distributor and Transfer Agent shall not verify that an Order is being placed by an Authorized Person.  The Distributor and Transfer Agent shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Distributor or Transfer Agent, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN Number as provided herein.

a.

Limitation of Liability

The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number.

1.

REDEMPTION

The Participant represents, warrants and agrees on behalf of itself and any party for which it acts (a “Participant Client”) that as of the close of business on any Business Day on which it has placed any Redemption Orders, it or the Participant Client, as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the number of Shares of the relevant Fund of the Trust, or (ii) will have reasonable grounds to believe that it or the Participant Client, as the case may be, will on the redemption settlement date own (as contemplated by Rule 203(b)(1) of Regulation SHO of the Exchange Act) the requisite number of Shares to be redeemed such that the Shares will be surrendered to the Transfer Agent on or prior to the redemption settlement date. In either case, the Participant acknowledges that it (i) has or will have the legal right and full legal authority to tender for redemption the requisite number of Shares to the Transfer Agent for redemption on the redemption settlement date, (ii) has or will have the legal right and legal authority to receive the entire proceeds of the redemption on the redemption settlement date, and (iii) upon such surrender on the redemption settlement date, the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, and charges on the redemption settlement date. If such Shares have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or other arrangement affecting legal or beneficial ownership of such Shares being tendered, there are no restrictions precluding the tender and the delivery of such Shares (including borrowed Shares, if any) to the Transfer Agent on the redemption settlement date.  In the event that the Distributor, the Transfer Agent and/or the Trust have a reasonable basis to believe that the Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the settlement date, the Distributor, the Transfer Agent and/or the Trust may require the Participant to deliver or execute supporting documentation evidencing  ownership or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, the Transfer Agent, and/or the Trust in their reasonable discretion, the Distributor may reject the Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.

1.

BENEFICIAL OWNERSHIP

The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) either (i) it does not hold, and will not as a result of the contemplated transaction hold, for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the fair market value of such portfolio securities on the date of such order.  Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund.  The Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties.  In making the above representation and warranty with respect to the holdings of Shares by Beneficial Owners other than the Participant or its affiliates, the Participant may rely upon the representations and warranties provided by such Beneficial Owners to the Participant regarding their holdings of Shares of the relevant Fund.

 The Distributor or the Transfer Agent may request information from the Participant regarding Share ownership, which the Participant must furnish within a reasonable period of time after such request is made, and may rely on such information to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Shares by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

1.

INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

a.

Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, trustees, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the  Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such

Participant Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex I (as amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by an Authorized Person of the Participant; or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Participant Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any of Participant’s research reports, Marketing Material or sales literature described in Section 5 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Participant Indemnified Party arising out of such Participant Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Participant Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

a.

Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs in relation to its role as Distributor; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex I (as amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, of a material fact contained in the registration statement, Prospectus, or SAI, as each may be amended from time to time, or any omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Distributor Indemnified Party arising out of such Distributor Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Distributor Indemnified Party’s failure to promptly acknowledge any omission to state a material fact or untrue statement contained in such materials or the Distributor’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

a.

Data Errors and Communication Delays

Neither the Distributor, the Transfer Agent, nor the Participant shall be liable to any other party to this Agreement for any damages arising out of mistakes or errors in data provided to the Distributor, the Transfer Agent, or the Participant by a third party, or out of interruptions or delays of electronic means of communications with the Distributor, the Transfer Agent, or the Participant.

1.

LIMITATION OF LIABILITY

a.

Express Duties

The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

a.

Limited Liability

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Distributor and the Transfer Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

a.

Force Majeure

Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

a.

Reliance on Instructions

The Distributor, the Transfer Agent and the Trust may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by each of them to be genuine.

a.

No Advancement by Transfer Agent

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence, or reckless or willful misconduct.

1.

TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.  The Participant agrees to cooperate with the Trust, Transfer Agent, and the Distributor if a request for information or records is made to the Participant.

1.

ACKNOWLEDGMENT

The Participant acknowledges receipt of the Prospectus and represents it has reviewed  the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

1.

NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, traceable overnight mail (e.g., Federal Express) or by postage prepaid registered or certified U.S. First Class mail, return receipt requested, or similar means of same day delivery (with a confirming copy by mail as provided herein).

Each party acknowledges its consent to electronic delivery, including via email, of any documents or materials required and/or provided by one to the other related to services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

Unless otherwise notified in writing, all notices shall be given or sent as follows:

To the DISTRIBUTOR:	Fidelity Distributors Company LLC Attn: Contracts Risk Management 900 Salem Street, OTGW3 Smithfield, RI 02917
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195
	Email:	FFASCRM@fmr.com
With a copy to:
ETF Services Team 6501 S. Fiddlers Green Circle, Suite 600 Greenwood Village, CO 80111
	Telephone:	(720) 356-6716
	Facsimile:	(617) 385-1252
	Email:	Shelley.Harding@fmr.com

To the PARTICIPANT:	[Name of Participant] [Participant Street Address] [Participant City, State and Zip Code]
	Telephone:	[(___) ___-____]
Email:

To the TRANSFER AGENT:	The Bank of New York Mellon Structured Funds TA Attn: 534406 500 Ross Street 154-0520 Pittsburgh, PA 15263
	Telephone:	(844) 545-1258
	Facsimile:	(732) 667-9478 / 9549
	Email:	BNYMETFOrderDesk@bny.com

To the TRUST:	c/o Fidelity Management & Research Company Attn: Treasurer of the Fidelity Funds 245 Summer Street Boston, MA 02210
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195

1.

ENTIRE AGREEMENT

This Agreement, Annexes, and Attachments hereto, which are hereby incorporated herein by reference, supersede any prior agreement between the parties with respect to the subject matter contained herein and constitute the entire agreement between the parties regarding the matters contained herein.  Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust and provided pursuant to the notice provisions hereof, shall become part of this Agreement.

1.

INTERPRETATION

Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

1.

AMENDMENT

This Agreement, Annex I and Attachment C hereto, and any additional or other procedures relating to the manner of creating or redeeming Creation Units issued by the Trust and provided pursuant to the notice provisions hereof may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Trust, the Transfer Agent or the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Trust or the Distributor will mail a copy of the amendment to the Participant and the Trust or Distributor, as applicable.  If neither the Participant nor the Beneficial Owner objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Distributor reserves the right to amend Attachment C of this Agreement solely for the purpose of adding a new Trust upon reasonable notice thereof to the Participant and the Transfer Agent.

1.

TERMINATION

This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless: (i) earlier terminated by the Trust, Transfer Agent or the Distributor in the event of a breach by the Participant of this Agreement or the procedures described or incorporated herein; or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement.  For the avoidance of doubt, the termination of this Agreement in accordance with this Section 20 with respect to a Trust shall not terminate this Agreement with respect to the other Trusts listed in Attachment C.

1.

PROSPECTUS AND REPRESENTATIONS

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request.  The Participant consents to the delivery of Prospectuses electronically.  The Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at Fidelity.com.  The Participant can revoke this consent to delivering Prospectuses electronically at any time by calling 1-877-297-2952.  The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes.  The Participant shall, upon request of any Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses to the purchasers of any Shares.  The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [ @ .com].

The Participant and Distributor are expressly put on notice of the limitation of shareholder liability as set forth in the Declaration(s) of Trust or other organizational document of the Funds and agree that any obligation assumed by the Fund under this Agreement shall be limited in all cases to the Fund and its assets. Participant or Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund.  Nor shall the Participant or Distributor seek satisfaction from the Trustees or any individual Trustee of the Fund.  Participant and Distributor understand that the rights and obligations of each series and class of shares of the Fund under its Declaration of Trust or other organizational document are separate and distinct from those of any and all other series and classes.

1.

COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument. Each party agrees and consents (1) that either party may use electronic signatures in lieu of using paper documents; (2) that electronic signatures are intended to authenticate this document and have the same force and effect as a manual signature; and (3) that documents signed electronically are as valid and enforceable as manually signed documents. Any party may revoke this agreement and consent at any time, but such revocation shall not impact the validity or enforceability of any document signed electronically prior to any such revocation. A party may request paper copies and may convert any document from paper into electronic form or vice versa without impacting validity or enforceability.

1.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof.  The parties irrevocably submit to the personal jurisdiction and service and venue of any Commonwealth of Massachusetts or United States Federal court sitting in Boston, Massachusetts having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, or any action taken or omitted hereunder, and waive any claim of forum nonconveniens and any objections as to laying of venue. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

1.

ASSIGNMENT

No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

1.

SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement, the effective date of which shall be the date of the last dated signature below.

FIDELITY DISTRIBUTORS COMPANY LLC, AS DISTRIBUTOR:
By:
Name:
Title:

Address:	900 Salem Street, OTGW3
Smithfield, Rhode Island 02917

Telephone:	(617) 563-7000
Facsimile:	(617) 476-4195
Email:

Date:

[Name of Participant], AS PARTICIPANT:
By:
Name:
Title:

Address:	[Participant Street Address]
[Participant City, State and Zip Code]

Telephone:	[(___) ___-____]
Email:

Tax ID No.

Date:

Accepted by:

THE BANK OF NEW YORK MELLON, AS TRANSFER AGENT:
By:
Name:
Title:
Address:

Date:

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FIDELITY TRUSTS

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex I to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of the Fidelity Trusts listed on Attachment C in Creation Units of each Fund or class of shares and (2) a Redemption Order for the redemption of Shares of the Fidelity Trusts in Creation Units of each Fund or class of shares.  Capitalized terms, unless otherwise defined in this Annex I, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement.  Upon acceptance of the Agreement and execution thereof by the Distributor and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant.  This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Fidelity Trusts listed on Attachment C.  Purchase and Redemption Orders will only be accepted in accordance with the Fund's then-current registration statement.

ANNEX I -- PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FIDELITY TRUSTS

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OR CLASS OF SHARES OF

FIDELITY TRUSTS

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner:  (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex II; or (c) by telephone to the Transfer Agent Representative and the Distributor or its agent, as applicable, according to the procedures set forth below.  The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, the Distributor or its agent may, but is not required to, permit an order, including an order consisting of a Custom Basket (“Custom Order”), until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a Purchase Order that is not submitted through the BNY Interface, the Authorized Participant ("AP") must telephone the BNY ETF Order Desk Administrator at 844-545-1258 or such other number as BNY designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNY  ETF Order Desk before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time ("Listing Exchange Closing Time or Order Cutoff Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNY ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNY ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNY ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNY ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order.  All orders may also be placed by the AP via the BNY Interface by the times described above.

Purchase Orders for select Funds T-1 (T minus 1) Next Day are to be placed after the Listing Exchange Closing Time of 4:00 PM Eastern Standard Time on any Business Day.  Such Purchase Orders, if accepted, will receive the next Business Days NAV per Creation Unit.  The Transfer Agent’s telephone number for all T- l orders is 844-545-1261.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL.  FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BEFORE THE ORDER CUTOFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED  BY THE TRANSFER AGENT AFTER THE ORDER CUTOFF TIME.  INCOMING CALLS RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Purchase Closing Time, the Distributor will accept the Purchase Order on behalf of the Fund and  will confirm to the AP that its Purchase Order has been accepted.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by Transfer Agent to the AP, AP will fax a written version of the Purchase Order to Transfer Agent.  Upon receipt, Transfer Agent should immediately telephone AP if Transfer Agent believes that the Purchase Order has not been indicated correctly by AP. In addition, Transfer Agent will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Distributor or its agent reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Distributor or its agent, (ii) the portfolio of Deposit Securities delivered is not as specified by Distributor or its agent; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Company or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Distributor or its agent, have an adverse effect on a Fund or the rights of beneficial owners of a Fund; or (vi) circumstances outside the control of Distributor or its agent or Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The  Distributor or its agent, shall, when practicable, notify the AP of a rejection or revocation of any Purchase Order. The Distributor or its agents are under no duty, however, to give

Fidelity Trusts

notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

 Except as provided herein, all Purchase Orders for Creation Units of Shares of a Fund are irrevocable by the AP. The Distributor or its agent acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to a Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5. CONTRACTUAL SETTLEMENT

(a) for Domestic Funds

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Custodian of the Fund on or before the Domestic Contractual Settlement Date (defined below).  The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Distributor or its agent, immediately available or same day funds estimated by Company to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee.  Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Fund. The “Domestic Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Distributor or its agent and (ii) trade date plus two (T+2) Business Days, or such other date as the parties may agree.  Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to the Fund of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the Funds’ agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Distributor or its agent reserves the right to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day or to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component for Custom Orders to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Distributor or its agent, may adjust the “Transaction Fee” within the parameters described in the Prospectus. The Distributor or its agent also reserves the right to permit the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security the acquisition of which by the Distributor or the Fund would be prohibited by applicable law or regulation.

(3) The Distributor or its agent reserves the right to accept a basket of securities or cash that differs from a published or transacted Fund Deposit, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security.. If the Distributor or its agent notifies the Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be accepted, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Fund which may include any difference between the actual cost to the Fund to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Distributor or its agent may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage identified in the Prospectus of the Fund of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Distributor or its agent, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b)

For International Funds:

(1)

Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Fund on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Fund and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)

Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Fund of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed.  When the Subcustodian confirms to Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant Subcustodian, Custodian shall notify Distributor and the Fund will issue and cause the delivery of the Creation Unit of Shares.

Fidelity Trusts

(3)

The Fund reserves the right to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount). If the Fund notifies the Distributor or its agent and Transfer Agent via the order platform or electronic means the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Fund, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Purchase Orders, the AP will deliver the “cash in lieu” amount on the Business Day following the day the Order was placed (T). For all other orders with respect to the International T-1 Funds, the AP will deliver the “cash in lieu” amount no later than the Business Day following the day the Order was placed. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares.  The issuance of Creation Units of Shares for the International T-1 Funds will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded, notwithstanding the delivery of the Cash Component prior to such date.

(4)

In the event that a Creation Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Fund may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Deposit Securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6.

CASH PURCHASES

When, in the sole discretion of a Fund, cash purchases of Creation Units of Shares are available or specified for the Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Fund’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a Transaction Fee.  The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7.

CUSTOM BASKETS.

The Fund has developed procedures for Creations and Redemptions using baskets of securities and/or cash  that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “custom basket”).  In order for an AP to deliver or receive a custom basket  to/from the Distributor or Transfer Agent and the Fund in connection with a purchase order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor or Transfer Agent must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the Custom Basket in connection with the purchase.  On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

Fidelity Trusts

ANNEX I -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FIDELITY TRUSTS

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OR CLASS OF SHARES OF

FIDELITY TRUSTS

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.

The AP submitting a request to redeem shall submit such requests containing the information required to the Transfer Agent in the following manner:  (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex II; or (c) by telephone to the Transfer Agent Representative and the Distributor or its agent, as applicable, according to the procedures set forth below.  The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  Notwithstanding the foregoing, the Distributor or its agent may, but is not required to, permit an order, including an order consisting of a Custom Basket (“Custom Order”), until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST.  A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.  To begin a Redemption Order, that is not submitted through the BNY Interface, the AP must telephone the BNY ETF Order Desk Administrator at  844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by THE BNY ETF Order Desk before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00p.m. Eastern Standard Time ("Listing Exchange Closing Time or Order Cutoff Time').  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNY ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNY ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNY ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNY ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNY ETF Center Interface by the times described above

Redemption Orders for select funds (T-1 (T minus 1)) Next Day, are to be placed after the Listing Exchange Closing Time of 4:00 PM Eastern Standard Time on any Business Day. Such Redemption Orders, if accepted, will receive the next Business Day's NAV per Creation Unit.  The Transfer Agent telephone number for all T-1 orders is 844-545-1261.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL.  FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BEFORE THE ORDER CUTOFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUTOFF TIME.  INCOMING CALLS RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Redemption Closing Time, the Transfer Agent will accept the Redemption Order on behalf of the Fund and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Window Cut-off Time (e.g.,  4:45 p.m. or 5:30 p.m. Eastern Time, as appropriate) on the Business Day the Redemption Order is received.

3.   QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by Transfer Agent to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, Transfer Agent will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Fund is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP

Fidelity Trusts

or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4.   TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to Transfer Agent and Distributor in a form approved by Transfer Agent. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities account at a broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5.   CONTRACTUAL SETTLEMENT.

(a)

For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Fund will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Fund and, the Deposit Securities, Cash Component less any fees are delivered by the Distributor or its agent to the AP (ordinarily trade date plus one (T+1) Business Days), or such other date as the parties may agree.  Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to the Fund of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the Funds’ agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Distributor or its agent reserves the right to accept a basket of securities or cash that differs from a published or transacted Fund deposit or to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security  of a Fund may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund.  The Distributor or its agent, may adjust the Transaction Fee within the parameters described in the Prospectus.  The Distributor or its agent also reserves the right to permit the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security or any portion of a Deposit Security to the extent the Distributor or the Fund is prohibited, at the time of such Redemption Order, from acquiring such Deposit Security by applicable law or regulation.

(3)  In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Distributor or its agent may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by  the AP’s delivery and maintenance of collateral consisting of cash having a value as provided in the registration statement of the value of the missing Shares marked to market daily. The parties hereto further agree that the Distributor or its agent may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b)

For International Funds:

(1)

Except as provided below, the Shares must be delivered to an account maintained at the applicable local Subcustodian of the Fund on or before the Business Day immediately following the date on which the redemption order was placed.  The Fund will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus).  The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)

Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days.  Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)

Except as provided in the next two paragraphs, the Deposit Securities will not be issued until the transfer of good title to the Fund of the required Creation Unit(s) of Shares has been completed.  When the relevant Subcustodian confirms to Custodian that the required Shares (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of such Subcustodian, the Custodian shall notify Distributor, and the Fund will issue and cause the delivery of the Deposit Securities.

(4)

The Fund may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery, the acquisition of which would be prohibited by applicable law or regulation, or for other similar reasons.  If the Fund notifies the Distributor or its agent and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be delivered, the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Fund, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Orders and all other orders with respect to the International T-1 Funds, the AP will receive the “cash in lieu” amount on the settlement date of the Creation Unit(s). The issuance of cash for T-1 Orders will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded.

(5)

In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Fund may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6.   CASH REDEMPTIONS.

In the event that, in the sole discretion of the Fund, cash redemptions are permitted or required by the Fund, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.   CUSTOM BASKETS.

The Fund has developed procedures for Creations and Redemptions using baskets of a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to/from the Distributor or Transfer Agent and the Fund in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor or the Funds’ investment adviser must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.  For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8.     STANDING REDEMPTION INSTRUCTIONS.

Annex III hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Fund pursuant to a Redemption Order.

Fidelity Trusts

ANNEX II TO AUTHORIZED PARTICIPANT AGREEMENT FOR FIDELITY TRUSTS

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures.  In the event of any conflict between the terms of this Annex II and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex II shall control.

1.

(a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.  The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.

Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System.  Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent.  Authorized Participant may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.

(a)

Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)

Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.

Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.

Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.

Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex II.

7.

Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.

Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.

Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

FIDELITY DISTRIBUTORS COMPANY LLC, DISTRIBUTOR

THE BANK OF NEW YORK MELLON, TRANSFER AGENT

CREATION/REDEMPTION ORDER FORM
FIDELITY TRUSTS

CONTACT FOR ORDER EXECUTION: Tel: (844)-545-1258 / Fax: (732) 667– 9478       (Alt. Fax: (718) 315–3080)

The Distributor and/or Transfer Agent, in their discretion, may reject any order not submitted in complete form.

I.

TO BE COMPLETED BY PARTICIPANT (Participant must complete all items in Part I:

AP Firm Name:________________________________

     DTC/NSCC Participant Number:____________

Telephone Number:____________________________

     For Trade Date:_____________

Fax Number:_____________________________

     Date & Time of AP Firm Order:_______________

Fidelity ETF Symbol & Type of Order (check one only)

Creation of

_________

Redemption of

_________

One CU= shares

Creation of

_________

Redemption of

 _________

One CU= shares

Creation of

_________

Redemption of

 _________

One CU= shares

Creation of

_________

Redemption of

 _________

One CU= shares

Creation of

_________

Redemption of

 _________

One CU= shares

Creation of

_________

Redemption of

 _________

One CU= shares

Participant intends to sell or otherwise dispose of the units being created as soon, as is reasonably practicable.

# Of Creation Units Transacted:   Number:_________    Number written out: __________________

Order #: _____________

______________________________

 ___________________________

AP Firm Authorized Person’s Signature

Print Name of Authorized Person

_________________________________________________________________________________________________________________________

If creation/redemption is a CUSTOM BASKET ORDER, indicate the restricted security name, ticker and number of shares to be settled in cash as part of the Cash Component.

Sec. Name _______________________________________ Symbol _________ Number of Shares_____________

Sec. Name _______________________________________ Symbol _________ Number of Shares_____________

      (Attach separate page for additional securities)

II.

TO BE COMPLETED BY DISTRIBUTOR OR TRANSFER AGENT and faxed to Transfer Agent:

This certifies that the above order has been:

_______Accepted by the Distributor (in the case of creations)

_______Declined - Reason:___________________________________

________________________________

Distributor Authorized Signature

Distributor Date/Time Stamp:___________

III.        TO BE COMPLETED ONLY IF CREATION ORDER IS DECLINED DUE TO 80 PERCENT TESTS:
With respect to each order for one or more Creation Units of Shares of the Fund, the Participant represents and warrants to the Distributor, Transfer Agent and the Fund that (based upon the number of outstanding Shares of the Fund made publicly available by the Fund) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the Fund, eighty percent (80%) or more of the outstanding Shares of the Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the Fund, eighty percent (80%) or more of the outstanding Shares of the Fund, that such a circumstance would not result in Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in the Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended.  If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group.

Authorized Signature

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FIDELITY TRUSTS

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP: __________________________________

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

APPENDIX 1

Procedures Specific to Non-Standard Orders

The following guidelines must be followed by the Participant when placing a non-standard order (e.g., substituting cash-in-lieu of a Deposit Security) (each, a “Non-Standard Order”):

1.

Prior to placing the Non-Standard Order with the Transfer Agent, the Participant must contact the Adviser by email at FidelityETFs@fmr.com or as otherwise provided in order to discuss the cash and/or securities (together, the “Non-Standard Consideration”) expected to be delivered by (in the case of a Creation Order) or received by (in the case a Redemption Order) the Participant per the Non-Standard Order on settlement date.  If the Adviser provides authorization to the Participant regarding the use of the Non-Standard Consideration, the Participant will follow the directions regarding placing orders outlined in Annex I and it will be the Participant’s responsibility to ensure that the box is checked on the applicable order form indicating that the Participant is submitting a Non-Standard Order.

2.

Notwithstanding the Order-Cut Off Time(s) described in Annex I, the Order Cutoff Time for Non-Standard Orders will be at least one hour prior to the closing time of the regular trading session on the NYSE on a Transmittal Day; provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cutoff Time shall be at least one hour prior to the earlier NYSE close on such Transmittal Day (“Non-Standard Order Cutoff Time”).  Non-Standard Orders will not be processed if received after the applicable Non-Standard Order Cutoff Time, as determined by the Fund and provided to the Participant.  The Participant must transact on a standard order after the applicable Non-Standard Order Cutoff Time.

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Non-Standard Orders and agrees to comply with all such procedures.  Failure to comply with the Non-Standard Order procedures will require the transaction to be effected as a standard order (i.e., standard basket).

PARTICIPANT:
NSCC #:
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

17990645.1.BUSINESS

ATTACHMENT A-1

CERTIFICATE OF AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT

FIDELITY TRUSTS

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement for the Fidelity Trusts  (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant:  [__________________________________].[NSCC/DTC #s:_________]

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on the System)

(1)

Required information.

(2)

Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

ATTACHMENT A-2

[On AP’s Firm Letterhead]

[DATE]

Distributor

Re:

Addendum to the Certificate of Authorized Persons for [_________________________] under the Authorized Participant Agreement for the Fidelity Trusts (the “Agreement”)

Ladies and Gentlemen:

 Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons of  [______________________________] (the “Participant”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the Participant pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the Participant’s most recently executed certificate (entitled “Certificate of Authorized Persons of the Authorized Participant, Fidelity Trusts”) preceding the date set forth above.

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on the System)

(1)

Required information.

(2)

Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

17990645.1.BUSINESS

ATTACHMENT C

List of Trusts

Fidelity Commonwealth Trust

Fidelity Covington Trust

Fidelity Greenwood Street Trust

Fidelity Merrimack Street Trust

Fidelity Salem Street Trust

Fidelity School Street Trust

Fidelity Securities Fund